Exhibit 24

POWER OF ATTORNEY KNOW ALL BY TIIBSE PRESENTS, that the undersigned hereby constitutes and appoints Tim Broadfoot of SharonAI Holdings, Inc . , and Seth Lemings of Sheppard, Mullin, Richter & Hampton LLP, each with full power to act, as the undersigned's true and lawful attorneys - in - fact, with full power of substitution, to : I) execute for and on behalf of the undersigned, in the undersigned's capacity as a director or executive officer of SharonAI Holdings, Inc . (the " Company"), a Form ID and any documents related to the undersigned's access to the Securities and Exchange Commission's EDGAR system (including, but not limited to, updating passphrases) ; do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form ID Application, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission ; complete and execute for and on behalf of the undersigned Forms 3 , 4 and 5 and all amendments thereto as such attorneys - in - fact shall in their discretion determine to be required or advisable pursuant to Section 16 ( a) and Schedules 13 D and 13 G in accordance with Section 13 , of the Securities Exchange Act of 1934 (as amended) and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Company ; do all acts necessary in order to file such Forms and Schedules with the Securities and Exchange Commission, any securities exchange or national association, the Company and such other person or agency as the attorneys - in - fact shall deem appropriate ; to serve on the undersigned's behalf as account administrator, user, and/or technical administrator for purposes of EDGAR Next in connection with their SEC filings ( including Form 3 s, Form 4 s, Form 5 s, and Form 144 s) ; and take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney in - fact, may be of benefit to, in the best interest ot ; or legally required by, the undersigned, it being understood that the documents executed by such attorney - in - fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney - in - fact may approve in such attorney - in fact ' s discretion . 2) 3) 4) 5) 6) The undersigned hereby grants to such attorneys - in - fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys - in - fact or such attorney - in - fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein grante d . The undersigned acknowledges that the foregoing attorneys - in - fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 13 or 16 of the Securities Exchange Act of 1934 (as amended) . This power of attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the attorneys - in - fact . IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of By: Name: Title: - - , ..., . I P f .! l 9'! ! • 1i . . lr ! !i o !m l !'! ' , l 111 ! P . - 1 . !I - I t/fl J / 2 r PATR ICK GER AR D FERGUSON Ll.B WONS ) SOLICITOR & NOTAR Y PUBLIC NOTA R Y PUBLIC ID # 1258 <MY COMMISSIO N IS NOT LIMITED BY TIME> TE L : +61 l. \ &3895798 SMRH:4882 - 9159 - 6322.l - 1 - 77SX - 332720